EXHIBIT 10.2


                               FIRST AMENDMENT TO
                           SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                            CARRAMERICA REALTY, L.P.


              THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF CARRAMERICA REALTY, L.P. (this "First Amendment"), dated October 6, 1997, is entered into by CarrAmerica Realty GP Holdings, Inc., a Delaware corporation, as general partner (the "General Partner") of CarrAmerica Realty, L.P. (the "Partnership"), for itself and on behalf of the limited partners of the Partnership, and 2600 West Olive Partnership, Ltd., a California limited partnership (the "Contributor").

              WHEREAS, on the date hereof, the Contributor is receiving Class D units of limited partnership interest ("Class D Units") in the Partnership in exchange for the property known as 2600 West Olive Avenue, Burbank, California (the "Contributed Property") and certain other assets pursuant to a closing under that certain Contribution Agreement dated as of July 15, 1997 by and between the Partnership and the Contributor (the "Contribution Agreement");

              WHEREAS, pursuant to the authority granted to the General Partner pursuant to Section 14.1 of the Partnership Agreement, the General Partner desires to amend the Partnership Agreement (i) to establish a new class of Units, to be entitled Class D Units, and to set forth the designations, rights, powers, preferences and duties of such Class D Units, (ii) to admit the Contributor as an Additional Limited Partner of the Partnership, and (iii) to amend and restate Exhibit A to reflect the admission of the Contributor as an Additional Limited Partner and the holder of a specified number of Class D Units;

              WHEREAS, the Contributor is agreeing to become, upon execution hereof, a party to the Partnership Agreement and to be bound by all of the terms, conditions and other provisions of the Partnership Agreement; and

              NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement as follows:

              1. Article I hereby is amended to add the following definition:


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                    "Class D Unit" means a Partnership Unit with such
              designations, preferences, rights, powers and duties as are described in Section 4.2.C hereof and that is specifically designated by the General Partner as being a Class D Unit.

              2. Section 4.2 hereby is amended by renumbering Section 4.2.D to be Section 4.2.E and adding after Section 4.2.C the following section:

                    D. Class D Units. Under the authority granted to it by
Section 4.2.A hereof, the General Partner hereby establishes an additional class of Partnership Units entitled "Class D Units." Class D Units shall have the designations, preferences, rights, powers and duties as set forth in Exhibit F hereto.

              3. Section 5.1 hereby is amended by inserting "Subject to the provisions of Exhibit F hereto," at the beginning of the first sentence.

              4. Exhibit A hereby is amended by replacing such Exhibit A with the Exhibit A attached to this First Amendment, and the Contributor hereby is admitted to the Partnership as an Additional Limited Partner.

              5. Exhibit F hereby is added, and shall read as follows:


                                    EXHIBIT F
                                  CLASS D UNITS

              Notwithstanding any other provision of the Partnership Agreement, including the provisions of Exhibits A through E thereof, Class D Units shall have the following designations, preferences, rights, powers and duties:

              (1) General. Except as otherwise provided below, each Class D Unit shall have the same designations, preferences, rights, powers and duties as each Class A Unit.

              (2) Distributions. Prior to any distribution to Class A Units pursuant to Section 5.1 of the Agreement, the General Partner shall distribute, to the extent that there is sufficient Available Cash, to each holder of Class D Units, a distribution per Class D Unit (multiplied by the Conversion Factor) equal to the dividend per REIT Share paid by the General Partner for such quarter multiplied by a fraction, the numerator of which is the number of days in the quarter or shorter period to which such distribution relates that the Class D Unit was issued and outstanding, and the denominator of which is the total number of days in the quarter or shorter period to which such distribution


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relates. To the extent that there is not sufficient Available Cash to pay the distributions to holders of Class D Units, CarrAmerica Realty GP Holdings, Inc. and CarrAmerica Realty LP Holdings, Inc. jointly and severally agree (i) to the extent they have previously received distributions of Available Cash, they will recontribute such funds, [and (ii) if there remains insufficient Available Cash after the application of clause (i) above, they will make an additional Capital Contribution in an amount sufficient to provide sufficient Available Cash to pay the distribution to all holders of Class D Units].

              (3) Redemption Right. A holder of Class D Units shall not have the Redemption Right under Section 8.6 of the Agreement with respect to such Class D Units until on or after the date two (2) years after each Class D Unit is issued.

              (4) Conversion to Class A Units. If the Partnership consummates the sale of the Contributed Property (other than in a transaction that would not trigger gain under Section 704(c) of the Internal Revenue Code of 1986, as amended), then, on the date that is sixty (60) days following the date of closing of any such sale, each Class D Unit shall automatically convert to a Class A Unit, and each Class D Unit shall be canceled and retired.

              6. Any amendments to this First Amendment shall require the consent of the holders of a majority of the Class D Units.

              7. The Contributor hereby agrees to become a party to the Partnership Agreement and to be bound by all of the terms, conditions and other provisions of the Partnership Agreement.

                                     * * * *

              All capitalized terms used in this First Amendment and not otherwise defined shall have the meanings assigned in the Partnership Agreement. Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and affirms.

              IN WITNESS WHEREOF, the undersigned has executed this First Amendment as of the date first set forth above.

                                 CARRAMERICA REALTY GP HOLDINGS, INC.,
                                 as General Partner of CarrAmerica Realty, L.P. and on behalf of existing Limited Partners


                                 By:     /s/ Robert G. Stuckey
                                         ------------------------------------
                                 Name:   Robert G. Stuckey
                                         ------------------------------------
                                 Title:  Managing Director and Vice President
                                         ------------------------------------


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                                 2600 WEST OLIVE PARTNERSHIP, LTD.

                                 By:  /s/ Gary S. Carr
                                      ---------------------------------------
                                         Gary S. Carr, Trustee of Carr Family
                                         Trust u/d/t dated June 20, 1985, its
                                         Managing Joint Venturer


                                 By:  /s/ Jack D. McCormick
                                      ---------------------------------------
                                         Jack D. McCormick, Trustee of the
                                         McCormick Family Trust u/d/t dated
                                         January 20, 1982, its Managing Joint
                                         Venturer